Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-211791) of Lloyds Banking Group plc of our report dated 25 February 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F. We also consent to the reference to us under the heading “Selected Consolidated Financial Data” in this Form 20-F.

PricewaterhouseCoopers LLP
London, United Kingdom
25 February 2019